Exhibit 10.25

THIRD AMENDMENT

TO AGREEMENT

BETWEEN

SENIOR WHOLE HEALTH, LLC

AND

PHONEDOCTORX, LLC

This Third Amendment ("Amendment") is made and entered into by and between PhoneDOCTORx, LLC ("Group") and Senior Whole Health, LLC ("SWH").

WHEREAS, Group and SWH are parties to the Multispecialty Group Practice Agreement dated March 1st, 2009 ("Agreement"); and

WHEREAS, Group and SWH wish to correct a provision in the Agreement that was verbally changed and mutually agreed to by the parties prior to implementation of the Agreement but not subsequently codified as part of this Agreement by letter, amendment or some other form of binding documentation.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

1.	The following language in Exhibit B of the Agreement under "Telemedicine Services" is hereby deleted:

"Group will be reimbursed $3.00 per Member per day for each Member in a SNF where Group provides Telemedicine services."

The above language is hereby replaced with the following:

"Group will be reimbursed $2.00 per Member per day for each Member in a SNF where Group provides Telemedicine services."

2.	The parties acknowledge that, except for an initial period of approximately six (6) months, whereby SWH paid, and PDR accepted payment of $3.00 per Member per Day in a SNF where the Group provided Telemedicine Services, the verbal agreement to pay $2.00 per Member per day for each Member in a SNF where Group provides Telemedicine services has been honored and accepted as payment in full and this Amendment is an affirmation and codification of that verbal agreement and its fulfillment. Both parties knowingly and willfully waive, and indemnify each other against any cause of action they have, or may now have as a result of past payments associated with the language identified in Paragraph No.1, above.

3.	This Amendment is effective retroactively to March 1, 2009.

4.	Except to the extent specifically amended by this Amendment, the Agreement remains unchanged and in full force and effect. This Amendment controls in the event of any conflict between this Amendment and the Agreement.

5.	This Amendment may be executed in counterparts, or counterpart pages, each one of which shall be deemed an original, and all the counterparts together shall constitute one and the same Amendment.

The authorized representatives of the parties have caused this Amendment to be executed effective as of the date set forth above.